EXHIBIT 10.78

                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                             AND SECOND AMENDMENT TO
                                 REVOLVING NOTE


         BAILEY CORPORATION ("Bailey"), a Delaware corporation, its wholly-owned subsidiary BAILEY MANUFACTURING CORPORATION ("BMC"), a Delaware corporation, each with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874, its wholly-owned subsidiary BAILEY TRANSPORTATION PRODUCTS, INC. ("BTP"), a Delaware corporation, with its principal place of business at 333 Gore Road, Conneaut, Ohio 44030, and BAYBANK, a Massachusetts trust company, with its principal place of business at 7 New England Executive Park, Burlington, Massachusetts 01803, (the "Bank") hereby agree to further amend that certain Amended and Restated Credit Agreement dated as of July 29, 1994 among Bailey, BMC, BTP and the Bank, as previously amended by a First Amendment dated as of September 20, 1994 and a Second Amendment dated as of April 6, 1995 (the "Credit Agreement") and to amend the Amended and Restated Revolving Note dated July 29, 1994 as amended April 6, 1995 (the "Revolving Note") so as to increase the amount which may be borrowed under the Revolving Credit of the Credit Agreement to $24,000,000.00, to make corresponding changes in the Revolving Note and to make certain other modifications. Terms defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

         Bailey, BMC, BTP and the Bank agree as follows:

Amendments to Credit Agreement

         A. The second paragraph of the Credit Agreement entitled "Background" is hereby amended by deleting the figure "$14,000,000" in the fourth line thereof and substituting the figure "$24,000,000" therefor.

         B. Section 1.4 of the Credit Agreement is hereby amended by deleting the figure "$14,000,000" in the fourth line thereof and substituting the figure "$24,000,000" therefor.

         C. Section 1.5 of the Credit Agreement is hereby amended by deleting the figure "$14,000,000" in line four thereof and substituting the figure "$24,000,000" therefor.

         D. Section 1.11 of the Credit Agreement is hereby amended by deleting the figure "$5,000,000" in the fourth line thereof and the figure "$1,000,000" in the fifth line thereof and substituting therefor the figures $6,000,000 and $2,000,000, respectively.

         E. Section 6.13 of the Credit Agreement is hereby deleted and the following substituted therefor:

                           6.13 Fixed Asset Expenditures. The Borrower shall not
                  make any expenditures for fixed assets, the principal portion of payments on leases which are classified as "capitalized leases" under generally accepted accounting principles, conditional sales agreements or similar agreements relating to the acquisition or use of personal property or leasehold improvements exceeding $6,000,000 in the aggregate for the fiscal year ending July 1994, $18,000,000 in the aggregate for the fiscal year ending July 1995 and $10,000,000 for any fiscal year thereafter; provided, however, that Borrower may expend (excluding the assumption of liabilities) $27,000,000 pursuant to the Premix Acquisition.

         F. Section 6.16 of the Credit Agreement is hereby deleted and the following substituted therefor:

                           6.16 Ratio of Cash Flow to Current Maturities of Long
                  Term Debt. Bailey shall not permit the ratio of (i) the sum of
                  (A) its consolidated net income and (B) the amount of its consolidated depreciation expense and amortization for each fiscal year to (ii) all expenditures for fixed assets which have not been acquired through capitalized leases, conditional sales agreements or long term debt plus all amounts of principal with respect to long-term indebtedness including capitalized lease obligations of the Borrowers which will become due during the same fiscal year, to be less than 0.5 to 1 for the fiscal year ending July 1994; 0.7 to 1 for the fiscal year ending July 1995; 1.0 to 1 for the fiscal year ending July 1996 and 1.1 to 1 for each fiscal year thereafter (calculated annually as at the end of each fiscal year).

Amendment to Revolving Note

         G. The Revolving Note is hereby amended (i) by deleting the figure "$14,000,000" in the upper left hand corner and substituting the figure "$24,000,000" therefor and (ii) by deleting the first paragraph and substituting the following therefor:

                           For  value  received  the  undersigned,  jointly  and
                  severally, hereby promise to pay to the order of BAYBANK (the "Bank"), ON DEMAND, the principal sum of $24,000,000 or, if less, the aggregate unpaid principal amount of all advances made by the Bank under the "Revolving Credit" as defined in the Amended and Restated Credit Agreement referred to below and outstanding at the time of such demand, together with interest thereon or on such portion thereof as may be from time to time outstanding at such rate and payable at such times and in such manner as are provided in the said Amended and Restated Credit Agreement. As provided in the said Amended and Restated Credit Agreement, the aggregate amount borrowed under the "Revolving Credit" shall not exceed $24,000,000.

         H. The Bank agrees to mark the original of the Revolving Note to refer to this Amendment and to affix a copy of this Amendment to the original of the Revolving Note.

Security Agreements

         Bailey,  BMC and BTP  confirm  that the  obligations  under the  Credit
Agreement and the Notes, as herein amended, are secured by the Security Documents including a security interest in all personal property of Bailey and BMC pursuant to Amended and Restated Security Agreements dated as of July 29, 1994 and a security interest in inventory, accounts and other intangible personal property of BTP pursuant to a Security Agreement dated as of July 29, 1994.

Effectiveness of Amendment

         This Amendment shall not become effective until the Bank shall have received:

         (i) a certificate of the Secretary or Assistant Secretary of each Borrower as to the action taken to authorize this Amendment and the transactions contemplated hereby;

         (ii) an opinion, satisfactory in scope, form and substance to the Bank and its counsel as to the due authorization, execution and delivery and legal and binding effect of this Amendment and the absence of conflict with any mortgage, indenture or other material agreement known to such counsel.

         This Amendment shall remain in full force in effect until June 30, 1995 but shall terminate and be of no further force and effect thereafter unless the Borrower shall have furnished to the Bank amendments to the mortgages previously granted the Bank by Bailey in property located in Ohio and Indiana and by BMC on real property located in New Hampshire, Michigan and Indiana to reflect the increase in the secured obligations pursuant to this Amendment and furnish the Bank appropriate endorsements to the mortgagee's title insurance policies previously furnished.

         This Amendment may be executed in several counterparts, each of which shall be an original, and with the same effect as if signatures thereto were all upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of May __, 1995.

BAYBANK                                     BAILEY CORPORATION



By: /s/ James F. Carr                       By: /s/ Leonard J. Heilman
    Vice President                              Executive Vice President

                                            BAILEY MANUFACTURING
                                            CORPORATION



                                            By: /s/ Leonard J. Heilman
                                                Executive Vice President

                                            BAILEY TRANSPORTATION
                                            PRODUCTS, INC.



                                            By: /s/ Leonard J. Heilman
                                                Senior Vice President